OMB APPROVAL
OMB Number: 3235-0060
Expires: January 31, 2008
Estimated average burden
hours per response: 38.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2005

CORPORATE REALTY INCOME FUND I, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15796	13-3311993

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

475 Fifth Avenue, New York, New York	10017

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0701

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          On August 9, 2005 Registrant entered into a First Amendment to Amended and Restated Loan Agreement with Bank of America, N.A. (“Bank of America”), a successor by merger to Fleet National Bank (“Fleet”), pursuant to which Registrant’s outstanding variable-rate line-of-credit loan was extended and amended (as so extended and amended, the “Bank of America Loan”).  The Bank of America Loan features a $3,000,000 loan advance, an extended maturity date of August 15, 2007, and certain other changes as described below.  Upon closing, the outstanding principal balance of the Bank of America Loan was approximately $6,104,000, including the $3,000,000 advance.

          The $3,000,000 advance made at closing of the Bank of America Loan must be held in a separate account at Bank of America’s New York branch. Of such advance, $1,000,000 may be used only for tenant improvements, leasing commissions, and capital improvements at the secured properties.  Registrant may use the balance of the advance for any lawful purpose other than making distributions to its partners.  Registrant has granted Bank of America a security interest in and lien upon the deposit account pursuant to a Control Account Agreement.

          A First Amendment to Amended and Restated Secured Promissory Note, a First Amendment to Amended and Restated Loan Agreement, a Confirmation of Environmental Compliance and Indemnification Agreement, and a Control Account Agreement (collectively, the “Bank of America Loan Agreements”) evidence the Bank of America Loan.  The Bank of America Loan is secured by a first mortgage lien, an assignment of rents, a security agreement, and a fixture filing on and from each of Registrant’s properties, other than 475 Fifth Avenue, including the improvements, equipment, furnishings, proceeds, books and records, and all payments related thereto, which consists of the following three properties:  the LightCross Building (formerly the Monterey Park Building); the Mercury Insurance Group Building (formerly the Marathon Oil Building); and the Alamo Towers.

          The Bank of America Loan matures on August 15, 2007 (extended from September 30, 2005).  Registrant paid a facility fee in the amount of $45,000 in connection with the Bank of America Loan.  Registrant also paid title insurance, appraisal, and other closing costs aggregating approximately $50,000 plus fees to the lender’s counsel in the amount of $26,000.

          The Bank of America Loan bears interest at Bank of America’s Prime Rate, plus one-half percent (0.5%) per annum or, if Registrant so chooses, at the LIBOR rate (offered rates for Eurodollar deposits) (any such rate, a “Fixed Rate”), plus two percent (2.0%) per annum.  The Prime Rate is the rate announced from time to time by Bank of America as a means of pricing some of its loans to customers (not necessarily the lowest rate actually charged to any customer class or category).  Registrant may elect to pay interest based on a Fixed Rate on the whole or a portion of the outstanding principal amount, upon notice to Bank of America, but only in amounts of at least $1,000,000 and in additional integral multiples of $100,000.  The Prime Rate as of August 11, 2005 was 6.5% (interest using this rate would be at 7.0%) and the 30-day Fixed Rate as of August 9, 2005 was 3.56% (interest using this rate would be at 5.56%).  The entire aggregate outstanding balance of the Bank of America Loan as of August 9, 2005 bears interest at the rate of 5.56%.

          The Bank of America Loan requires monthly payments of interest plus principal payments equal to approximately $12,200 (changed from 1/500th of the then outstanding principal balance).  The Bank of America Loan may be prepaid at any time, on notice, in whole or in part (a minimum of $1,000,000 and additional integral multiples of $100,000).  Any such prepayment will be without premium or penalty with respect to funds bearing interest based on the Prime Rate or, if the prepayment is made on the last day of the applicable interest period, with respect to funds bearing interest based on a Fixed Rate; however, a prepayment at any other time of funds bearing interest based on a Fixed Rate will require payment of a breakage fee, which guarantees Bank of America a fixed rate yield maintenance tied to United States Treasury obligations for the period from the date of prepayment to the end of the applicable interest period.

          Any payments not received by Bank of America within 10 days after the due date will incur a late charge equal to four percent (4%) of the amount of such payment.  Overdue amounts, whether at maturity, by acceleration, or otherwise will bear interest at a rate equal to four percent (4%) above the otherwise applicable interest rate.

          The Bank of America Loan Agreements contain continuing covenants regarding Registrant’s financial condition and the conduct of its operations.  Registrant’s debt service coverage ratio (the ratio of projected net income from operations of Registrant’s properties, adjusted for depreciation, amortization, fees paid to the General Partners, and step rent receivables, to projected loan amortization payments) cannot be less than 1.50 to 1.0 and its loan to value ratio (the ratio of the outstanding principal balance of the Bank of America Loan to the appraised value of the secured properties) cannot exceed fifty-five percent (55%).  In addition, Registrant must maintain a liquid net worth (cash, short-term investments, and marketable securities) of at least $500,000 (reduced from $1,000,000) and its total liabilities may not exceed sixty percent (60%) of the appraised value of the secured properties.  The Bank of America Loan Agreements also provide that Registrant may distribute to its partners up to 90% of the sum of its cumulative net income from real estate operations, adjusted for depreciation, amortization and write-off of step rent receivables. Compliance with this distribution provision is tested as of the last day of each fiscal quarter for the period from and including January 1, 2001 through the date as of which compliance is tested. Registrant must also obtain Bank of America’s consent, not to be unreasonably withheld or delayed, to any lease of 10,000 or more rentable square feet.

          Bank of America’s mortgage lien against any of Registrant’s secured properties will be released only upon payment of an amount equal to 100% (reduced from 110%) of the loan amount allocated to such property or 100% of the gross sales price or principal amount of refinancing, if greater.  In addition, such lien will be released only if Registrant’s remaining properties satisfy the debt service coverage ratio and loan to value ratio.

          Upon the occurrence of an event of default under the Bank of America Loan Agreements (which includes the failure to make any payment within 10 days of the due date thereof and a failure to comply with its financial covenants which continues for 30 days), Bank of America may enforce one or more of its remedies, including the right to (i) declare all principal and interest on the Bank of America Loan to be due and payable immediately, (ii) require any or all of Registrant’s secured properties (including all equipment, fixtures, agreements, and other rights and interests relating thereto) to be sold at auction to the highest bidder, and (iii) collect any and all rents from the properties.

          Registrant has also confirmed its agreement to indemnify and hold harmless Bank of America and its officers, directors, employees, agents, representatives, contractors and subcontractors, and their respective successors and assigns from and against any and all claims, liability, costs, and expenses arising out of the presence and/or clean-up of hazardous materials on or affecting Registrant’s secured properties.

Item 9.01.		Financial Statements and Exhibits.

(c)	Exhibits.

	10.1	First Amendment to Amended and Restated Secured Promissory Note dated as of August 9, 2005 between Bank of America, N.A., and Registrant.

	10.2	First Amendment to Amended and Restated Loan Agreement dated as of August 9, 2005 between Bank of America, N.A., and Registrant.

10.3

Fourth Amendment to Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of August 9, 2005 between Registrant and Bank of America, N.A., with respect to the Mercury Insurance Group Building.

10.4

Fourth Amendment to Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of August 9, 2005 between Registrant and Bank of America, N.A., with respect to the LightCross Building.

	10.5	Third Amendment to Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of August 9, 2005 between Registrant and Bank of America, N.A., with respect to the Alamo Towers.

	10.6	Control Account Agreement dated as of August 9, 2005 between Registrant and Bank of America, N.A.

	10.7	Confirmation of Environmental Compliance and Indemnification Agreement dated as of August 9, 2005 between Registrant and Bank of America, N.A.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE REALTY INCOME FUND I, L.P.

	By:	1345 REALTY CORPORATION, Corporate General Partner

	By:	/s/ ROBERT F. GOSSETT, JR.

	Name:	Robert F. Gossett, Jr.
	Title:	President

Dated: August 15, 2005

5